Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

            We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Landmark Land Company, Inc. and Subsidiaries dated January 4, 2007 and filed with the Commission on January 9, 2007, of our report dated March 21, 2008 relating to the consolidated financial statements which appear in this Form 10-K.

Aronson & Company

Rockville, Maryland

March 21, 2008

Certified Public Accountants and Management Consultants

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